UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 18, 2021

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 7.01          Regulation FD Disclosure

On August 12, 2021, Moleculin Biotech, Inc. (the “Company”), received minutes from its Cohort Review Meeting, which the attendees included the medical monitor, the site investigator, and representatives of the Company, held on August 9, 2021, noting additional positive interim safety data from its ongoing phase 1b/2 clinical trial evaluating Annamycin for the treatment of soft tissue sarcoma (STS) lung metastases in the United States. Three patients were treated in the first cohort at a dose level of 210 mg/m2 with no drug-related adverse events constituting a dose limiting toxicity (DLT) during the 21-day DLT evaluation period, including no signs of cardiotoxicity. The results for all 3 patients were reviewed in the Cohort Review Meeting, which determined that the trial could progress to the next higher dose level of 270 mg/m2. Currently, the Company has one site active with four other sites pending. Not all three patients have been initially evaluated radiologically, which is required per the protocol after two cycles have been delivered and prior to being allowed to continue if stable disease or better is shown in the evaluation. Once completed, such results will be reported.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (“Securities Act”), unless specifically identified therein as being incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: August 18, 2021
By: /s/ Jonathan P. Foster
Jonathan P. Foster